UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 11, 2009

Hanmi Financial Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-30421 (Commission File Number)	95-4788120 (IRS Employer Identification No.)

3660 Wilshire Boulevard, Penthouse Suite A	90010
Los Angeles, California
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (213) 382-2200

Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On May 11, 2009, Hanmi Financial Corporation filed with the Securities and Exchange Commission its Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 (“10-Q”). The financial results for the quarter ended March 31, 2009 contained within the 10-Q reflect an increase in non-accrual loans of $24.2 million from the preliminary amount of non-accrual loans on our quarterly earnings press release issued on April 28, 2009 (“Press Release”). In our Press Release, our non-accrual loans did not include one particular $24.2 million loan, which had been restructured and reported as a non-accrual loan as of December 31, 2008. Following the date of our Press Release, we decided to return this loan back to the non-accrual loan category. The increase in non-accrual loans impacts total non-performing loans and ratios related to non-performing loans, as set forth in the 10-Q. This increase did not have any impact on other items on the consolidated balance sheets or the consolidated statements of operations announced in the Press Release.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2009	Hanmi Financial Corporation
	By:	/s/ Brian E. Cho
Brian E. Cho
Executive Vice President and Chief Financial Officer